 UNITED STATES

    SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sasani Films Corp.

--------------

(Exact name of registrant as specified in its charter)

Delaware

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(State or other jurisdiction of incorporation or organization)

7812

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(Primary Standard Industrial Classification Code Number)

46-0771551.

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(I.R.S. Employer Identification Number)

HAMID KAYANI

    153 West 27th      Street, Suite 507 ,New York, NY 10001

917-628-4828

    ------------------------------------

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

As soon as practicable after the effective date of this registration statement

------------------------------------------------------------------------------

(Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of

1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]

Non-accelerated filer   [ ]                        Smaller reporting Company [X]

(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock by Company	500,000	$0.10	$50,000	$5.73

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

(3) The Company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be

250,000 shares sold and the gross proceeds will be $25,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the

Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a),

may determine.

                                       ii

PROSPECTUS

                                 Sasani Films Corp.

                        500,000 SHARES OF COMMON STOCK

                                $0.10 PER SHARE

This registration statement constitutes the initial public offering of Sasani

Films Corp. ("the Company", "us", or "Sasani") common stock. Sasani is registering

500,000 shares of common stock at an offering price of $0.10 per share for a total amount of $50,000. The Company will sell the securities in $50 increments. There are no underwritings or broker dealers involved with the offering.

The Company's sole officer and director, Mr. Hamid Kayani, will be responsible to market and sell these securities. The Company will offer the securities on a best efforts basis and there will be no minimum amount required to close the transaction.

Currently, Mr. Kayani owns 100% of the Company's common stock. After the offering,

Mr. Kayani will retain a sufficient number of shares to continue to control the operations of the Company.

The offering will conclude at the earlier of (1) when all 500,000 shares of common stock have been sold or (2) 90 days after the registration statement is declared effective. If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $5,000.

The offering price of $0.10 per share may not reflect the market price of the shares after the offering.

The proceeds from the sale of the securities will be placed directly into the

Company's account and there will not be an escrow account. Since there is no escrow account, any investor who purchases shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering.

There has been no public trading market for the common stock of Sasani.

The Company is not a blank check company and we have no plans or intentions to be acquired or merge with an operating company. We also have no plans to change our management nor enter into change of control or similar transaction. Mr.

Hamid Kayani, our sole officer and director, has no plans to enter into a change of control or similar transaction or to change management. Also, no one from our management has been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan,

engaged in a change of control or similar transaction, or has generated no or minimal revenues to date.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY

IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the

Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is January 24, 2013

TABLE OF CONTENTS

                                                                        Page No.

Part I

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SUMMARY OF OUR OFFERING	3
SUMMARY OF FINANCIAL DATA	5
DESCRIPTION OF PROPERTY	5
RISK FACTORS	5
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	16
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	16
THE OFFERING BY THE COMPANY	16
PLAN OF DISTRIBUTION	17
LEGAL PROCEEDINGS	19
BUSINESS	19
MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	25
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL	25
CODE OF BUSINESS CONDUCT AND ETHICS	29
BACKGROUND OF OFFICERS AND DIRECTORS	30
EXECUTIVE COMPENSATION	32
PRINCIPAL STOCKHOLDERS	32
DESCRIPTION OF SECURITIES	33
REPORTING	33
STOCK TRANSFER AGENT	34
STOCK OPTION PLAN	34
LITIGATION	34
LEGAL MATTERS	34
EXPERTS	34
FINANCIAL STATEMENTS	F-1

Part II

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                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF OUR OFFERING

Sasani Films Corp. has 1,000,000 shares of common stock issued and outstanding and is registering an additional 500,000 shares of common stock for offering to the public. The company may endeavor to sell all 500,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.10  per share for the duration of theoffering. There is no arrangement to address the possible effect of the offering on the price of the stock. Sasani will receive all proceeds from the sale of the common stock.

          500,000 shares of common stock are offered by the company.

Offering price per share by the                                    The price the company sells the shares

company                                                                          of common stock is set at $0.10.

Sale amounts                                                                   The Company will sell the securities in

                                                            $50 increments.

Number of shares outstanding before                          5,000,000 common shares are currently

the offering of common shares                                     issued and outstanding.

Number of shares outstanding after                            1,000,000 common shares will be issued

the offering of common shares                                    and outstanding after this offering is

                                                                                          completed if all shares are sold. If the

                                                                                          offering is not fully subscribed, less

                                                                         than 1,500,000 will be outstanding

                                                                        after the offering. For example, if the

                                                                                       Company sells 50% of the total offering,

                                                                                        the Company will sell 250,000  shares

                                                                                       and there will be 1.25 million shares

                                                                                         outstanding after the offering under

                                                                                         these circumstances.

The minimum number of shares to be

sold in this offering                                                   None.

Market for the common shares                                There is no public market for the common

                                                                       shares. The shares are being offered at

                                                                                     $0.10 per share. Sasani may not be

                                                                                     able to meet the requirement for a

                                                                                      public listing or quotation of its

                                                                                   common stock. Further, even if Sasani

                                                                                   common stock is quoted or granted

                                                                    listing, a market for the common shares

                                                                  may not develop. If a market develops,

                                                                                the price of the shares in the market

                                                                           may not be greater than or equal to the

                                                     price in this offering.

Use of proceeds                                                   The Company intends to use the proceeds

                                                                     this offering to develop and complete

                                    the business and marketing plan, and for

                                               other general corporate and working

                                             capital purposes. The expenses of this

                                                                  offering, including the preparation of

                                                      this prospectus and the filing of this

                                                                     registration statement, estimated at

                                                                   $5,000, are being paid for by Sasani

                                             The net proceeds will be the gross

                                                                   proceeds from the offering less the

                                                expenses of $5,000. Therefore, if

                                             all shares are sold in the offering, the

    net proceeds will be $45,000 ($50,000

                                                         gross proceeds less $5,000 of expenses). If

                                        all shares are not sold, the gross

                                                      proceeds will be less and may not cover

                                                       the expenses of the offering. For

                                                        example, if the Company sells 50% of the

                                                 securities, the Net Proceeds will be

                                                          $20,000  ($25,000 gross proceeds less $5,000 of

                                        expenses) after the offering under these

                                        circumstances.

Termination of the offering                          The offering will conclude at the

                                           earlier of when all 500,000 shares of

                                                        common stock have been sold or 90 days

                                        after this registration statement is

                                        declared effective by the Securities and

                                          Exchange Commission.

Terms of the offering                                   The Company's president and sole

                                            director will sell the common stock upon

                                        effectiveness of this registration

                                        statement.

Risk Factors                                            You should read the "Risk Factors"

                                           section beginning on page 5 and consider

                                            these factors carefully before deciding

                                                         to invest in shares of our common stock.

The proceeds of this offering are not sufficient to complete our business plan.

Even if the maximum number of shares offered are sold in this offering, we will require approximately an additional $500,000 to complete our business plan and generate revenues and we have no commitments for the funding necessary to complete our business plan.

You should rely only upon the information contained in this prospectus. Sasani has not authorized anyone to provide you with information different from that which is contained in this prospectus. Sasani is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by Sasani. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

                   Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” We anticipate that we will remain an emerging growth company until we attain one of the following: a) we have more than $1 billion in annual revenue in a fiscal year; b) we issue more than $1 billion of non-convertible debt over a three-year period; c) we have more than $700 million in market value of our common stock held by non-affiliates as of any June 30, and d) before the end of the five full fiscal years. For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;

•

comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

•	provide certain disclosure regarding executive compensation required of larger public companies;

•	hold nonbinding shareholder advisory votes on executive compensation; or

•	obtain shareholder approval of previously unapproved golden parachute payments in connection with proposed merger and sale transactions.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS  Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

While we are not a blank check company, we believe business conditions will continuing to be challenging

5

Our business and registered office is located at 153 West 27th Street, Suite 507 ,NYC, NY 10001

 Our contact number is 917-628-4828

As of December 31, 2012, Sasani had $100  of cash on hand in the corporate bank account. The Company currently has incurred liabilities of $2,361. The

Company anticipates incurring costs associated with this offering totaling approximately $5,000. As of the date of this prospectus, we have not generated any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read together with our financial statements and the related notes and "Management's Discussion and Analysis or

Plan of Operation" appearing elsewhere in this prospectus. The summary financial data is not intended to replace our financial statements and the related notes.

Our historical results are not necessarily indication of the results to be expected for any future period.

                        AS OF DECEMBER 31, 2012

   BALANCE SHEET

   -------------        ------------------------

Total Assets	$100
Total Liabilities	$2,361
Stockholder's Equity	$(2,261)

                            PERIOD ENDED

   OPERATING DATA   DECEMBER 31, 2012

   --------------            -------------

Net Loss	$2,361
Net Loss Per Share *	$.0024

* Diluted loss per share is identical to basic loss per share as the Company has no potentially dilutive securities outstanding.

As indicated in the financial statements accompanying this prospectus, Sasani has had no revenue to date and has incurred only losses since inception. The

Company has been issued a "going concern" opinion from

their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                            DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 153 West 27th Street, Suite 507 ,NYC, NY 10001.  The business office is located at the office of Hamid Kayani, the sole officer and director of the company at no charge.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business,

financial condition and results of operations could be harmed.

The Company considers the following to be the material risks for an investor regarding this offering. Sasani should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of your entire investment. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO THIS OFFERING

------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE

ABLE TO RESELL YOUR STOCK AND NOT BE ABLE TO TURN YOUR INVESTMENT INTO CASH

There is currently no public trading market for our common stock. Therefore,

there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings,

book value or any other objective criteria of value. Additionally, as the

Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN OUR COMPANY WILL RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL

PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the

Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.10 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. Sasani's assets do not substantiate a share price of $0.10. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin

Board.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE

CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of

Shares is not fully subscribed for.

BECAUSE THE COMPANY HAS 500,000,000 AUTHORIZED SHARES, MANAGEMENT PLANS TO ISSUE

ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

The Company has 500,000,000 authorized shares, of which only 1,000,000 are currently issued and outstanding and up to a maximum amount of 500,000 will be issued and outstanding after this offering terminates if the full offering is subscribed. In addition, the Company will need to raise additional capital to fund the product platform development efforts of at least $500,000.

This additional capital raise will further dilute the shareholders. The

Company's management could, without the consent of the existing shareholders,

issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO

THERE WILL BE FEWER WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS

COMPANY

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE

LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The

Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney,

business and/or investment advisor.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS,

IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE

ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such,

you will lose your investment and your funds will be used to pay creditors.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE

EXTREMELY ILLIQUID AND YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTCBB).

Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock.

Despite the Company's efforts, it may not be able to attract any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The

Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE

NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOOSE YOUR

INVESTMENT

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

Accordingly, even if we are successful in having the Shares available for quoting on the OTCBB, investors should consider any secondary market for the

Company's securities to be limited. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a

"manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers,

officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service,

Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana,

Montana, South Dakota, Tennessee, Vermont and Wisconsin.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00

PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY

RESTRICTIONS AND THESE RESTRICTIONS COULD ADVERSELY AFFECT THE PRICE AND

LIQUIDITY OF THE COMPANY'S SHARES CREATING A POTENTIAL LOSS OF INVESTMENT

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has

adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors.

For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser.

Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING

COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR

INTERESTS

The Company's sole officer and director, Mr. Hamid Kayani, owns 100% of the outstanding shares and will own no less than 66% after this offering is completed. For example, if 50% of the offering is sold, Mr. Kayani will retain 80%

of the shares outstanding. As a result, he will maintain control of the Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

-----------------------------------------------------------------

AUDITOR'S GOING CONCERN

-----------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF SASANI FILMS INC. TO CONTINUE

ITS OPERATIONS AS A GOING CONCERN

In their report for the period ending December 31, 2012 and dated January 24, 2013; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. The proceeds from this offering will not be sufficient to complete our business plan and start generating revenues. Even if all the shares are sold in this offering, we will require up to an additional $500,000 to complete our business plan and start generating revenues.

Additionally, we do not have any commitments for the funding necessary to complete our business plan and to start generating revenues.

Because our sole officer may be unwilling or unable to loan or advance any additional capital to Sasani, Inc. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the December 31, 2012

Audited Financial Statements - Auditors' Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING

ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF

WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small with very little working capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products.

Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

SINCE SASANI ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO GENERATING

REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY AND IF THE COMPANY CAN NOT ACHIEVE

PROFITABILITY OR RAISE ADDITIONAL CAPITAL, IT MAY FAIL RESULTING IN A COMPLETE

LOSS OF YOUR INVESTMENT

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Over the next 12 months, the Company will have operating costs of at least $500,000. The Company will have $250,000 in production costs for the film and another $250,000 in post-production costs. Film

Production is expected to take six to nine months and post production will take another three months after that.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE

COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning sufficient revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Over the next 12 months, we anticipate needing at least $500,000 to complete the business plan, development of products and other operating expenses. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

RISKS RELATED TO INVESTING IN OUR COMPANY

-----------------------------------------

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS

WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR

TERMINATION OF OUR OPERATIONS AND INVESTORS MAY LOOSE THEIR ENTIRE INVESTMENT

We were incorporated on August 9, 2012 and we have not realized any revenues to date. We are an early entry stage company in a very competitive mobile services market. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future.

Failure to generate revenues will cause us to go out of business and you will lose your entire investment.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND

THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Currently, we don't have a product or prototype. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; and after we create a commercial product, the factors include: the level of commercial acceptance by the ecommerce businesses of our products; fluctuations in the demand for our product and capital expenditures relating to expansion of our future business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A

MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS

AND EVEN BUSINESS FAILURE.

Mr. Hamid Kayani, our sole officer and director, has other business interests and currently devotes approximately 30 hours per week to our operations. He currently runs Kayani Uomo, a store-based clothing retailer that selects only the best cutting edge and current fashions. Our operations may be sporadic and occur at times which are not convenient to Mr. Kayani, which may result in periodic interruptions or suspensions of our business plan.

Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE

ABILITY OF THE COMPANY TO CONTINUE OPERATIONS. IF THE COMPANY CEASES OPERATIONS,

YOU WILL LOOSE YOUR INVESTMENT

Because the Company is entirely dependent on the efforts of its sole officer and director, his departure could have a materially adverse effect on the business. He has other outside business activities and is devoting only approximately

25-30 hours per week to our operations. His expertise in the entertainment industry as well as his technical expertise are critical to the success of the business. The loss of this resource would have a significant impact on our business. The Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS

REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS RESULTING IN UP TO A COMPLETE LOSS

OF YOUR INVESTMENT.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized, if any, after the settlement of claims.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY

--------------------------------------------------

THE ENTERTAINMENT AND FILM MARKET IS VERY COMPETITIVE AND FINDING QUALIFIED

EMPLOYEES IS DIFFICULT. IF WE CANNOT RETAIN QUALIFIED EMPLOYEES

, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD

RESULT IN THE LOSS OF YOUR INVESTMENT.

The film industry requires talented actors, screenwriters, directors and support personnel in addition to creative thought.

The Company needs these resources to attract and retain a fanbase. If we are not successful hiring and managing these employees our business will fail, which could result in a complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR FILMS OR

ESTABLISH A SIGNIFICANT MARKET PRESENCE. IF WE CAN NOT GAIN MARKET ACCEPTANCE,

WE WILL NOT BE ABLE TO ATTRACT CUSTOMERS AND GENERATE REVENUE AND OUR BUSINESS

WILL FAIL.

                                       11

Sasani's growth strategy is substantially dependent upon its ability to market its products successfully to niche audiences at first and then have mass acceptance.  However, there is always the possibility that the Company will not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company's productions to achieve or sustain market acceptance will have a materially adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY SUCCESSFULLY IS CRITICAL

TO THE BUSINESS SUCCESS. IF THE MANAGEMENT FAILS TO IMPLEMENT THE BUSINESS

STRATEGY, THE COMPANY WILL FAIL AND INVESTORS WILL LOSE THEIR INVESTMENT

Although the Company intends to pursue a strategy of marketing its product through social media to mitigate expenses, our business success depends on a number of factors. These include: our ability to establish a significant fan base; maintain favorable relationships within the entertainment industry; obtain adequate business financing on favorable terms; development and maintenance of appropriate operating procedures, policies and systems and hire, train and retain skilled employees. The inability of the Company to manage any or all of these factors could impair its ability to implement its business strategy successfully, which could have a materially adverse effect on the results of its operations and its financial condition.

SASANI MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH. IF THE COMPANY CAN NOT

SUCCESSFULLY MANAGE THE GROWTH, THE COMPANY MAY RUN OUT OF MONEY AND FAIL.

Any extraordinary growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company's financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS

------------------------------------------

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COSTS

WHICH WILL IMPACT PROFITABILITY AND MAY CAUSE US TO CEASE OPERATIONS IF WE RUN

OUT OF CAPITAL

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in the

Company structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

                                       12

GENERAL COMPETITION

The Company has identified a market opportunity for our productions. The entertainment industry is very competitive. Well-heeled and well-known competitors such as Disney Corporation and Tri-Star Pictures have resources and name recognition that we do not have. Such competitors with superior financial resources will infringe on our future customer base, limit our access to theatre releases which in turn will have an adverse affect upon our business and the results of our operations.

COMPETITION MAY DECREASE OUR MARKET SHARE, REVENUES, AND GROSS MARGINS.

Sasani has decided to compete in very competitive markets versus Providers who have substantially more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop entertainment offerings that we do not offer or that are more sophisticated or more cost effective than our own. For these and other reasons, our competitors' products and services may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations. Our failure to adequately address any of the above factors could harm our business and operating results.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH

RELATIONSHIPS WITH BUSINESS AND CHANNEL PARTNERS AND/OR CUSTOMERS, THE BUSINESS

WILL FAIL.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to produce content and generate revenues. We have no way to predict when we will begin delivering our content in theatres. In addition, it takes time, money, and resources to build relationships with film operators. If these efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and the business will fail.

THE COMPANY MAY RETAIN INDEPENDENT RESOURCES OR CONSULTANTS DUE TO CAPITAL

CONSTRAINTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE

COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT

The company's management may decide due to economic reasons to retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected.

AVERAGE SELLING PRICES OF OUR PRODUCTS AND SERVICES MAY DECREASE, WHICH MAY HARM

OUR GROSS MARGINS.

                                       13

The entertainment and film industry is heavily dependent on the state of the economy.  Should economic factors like employment and gross domestic product be lower than expected, it may put a crimp on the demand for our products.  Should demand for our products not meet certain minimum levels, we may not be able to sustain our business, and you may lose all your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b)

our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under

"Management's Discussion and Analysis or Plan of Operation" and "Description of

Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates,

that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic,

competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

                                       14

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the potential net proceeds and the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively,

of the securities offered for sale by the Company.

	IF 25% OF SHARES SOLD	IF 50% OF SHARES SOLD	IF 75% OF SHARES SOLD	IF 100% OF SHARES SOLD
NET PROCEEDS FROM THIS OFFERING	$7,500	$20,000	$32,500	$45,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The net proceeds in the table above assume $5,000 in costs associated with this offering.

The funds raised through this offering will be used to complete the business and marketing plan. If less than the maximum offering funds are raised, the proceeds will first be used for essential business operations such as SEC filings with the remaining amount allocated to completing the business and marketing plan. The following outlines the Company's key objectives in priority order and cost if less than all of the shares are sold:

Since our Chairman and Chief Executive Officer will not be taking any salary nor charging the Company anything for the use of his facilities, the entire amount of the net proceeds received will go towards the production of “THE FACTORY.”

                                       15

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and  other terms and conditions relative to our shares have been arbitrarilydetermined by Sasani and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.10 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on August 9, 2012 of $.00001.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Purchasers of our common stock in the rights offering will experience an immediate and substantial dilution of the net tangible book value of the shares purchased. At December 31, 2012, we had a negative net tangible book value of approximately $2,261 , or ($.0023) per share of our common stock. After giving effect to the sale of shares of our common stock in the this offering and assuming the sale of the total gross amount of shares for gross proceeds of $50,000, and after deducting estimated transaction and offering expenses of $5,000, the pro forma net tangible book value at December 31, 2012, attributable to common shareholders would have been $42,739, or $.0285 per share of our common stock. This amount represents an immediate dilution to purchasers in the rights offering of $.0715. The following table illustrates this per share dilution.

Subscription Price		$0.1000
Net tangible book value per share at December 31, 2012, before the rights offering	($0.0023)
Net increase in pro forma tangible book value per share attributable to the rights offering	$0.0308
Pro forma net tangible book value per share after giving effect to the rights offering		$0.0285
Dilution in pro forma net tangible book value per share to purchasers		$0.0715

                          THE OFFERING BY THE COMPANY

Sasani is registering 500,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. If and when we become effective with the

SEC, we plan to develop a trading market. In order to do so, we have to retain an authorized OTC Bulletin Board market maker. If we are successful in securing a market maker, they will file Form 211 with FINRA (Financial Industry

Regulatory Authority). If FINRA approves the Company's 211, our stock will be quoted on the OTCBB.

                                       16

There can be no assurances that we will be able to retain an authorized OTC BB market maker and furthermore, there are no assurances that we will be approved by FINRA. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become effective for sale to investors.

The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Mr.

Hamid Kayani, owns 1,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 500,000 common shares. The price per share is $0.10.

In the event the company receives payment for the sale of their shares, Sasani will receive all of the proceeds from such sales. Sasani is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Mr. Kayani our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude at the earlier of (i) when all 500,000 shares of common stock have been sold, or (ii) 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within ninety (90) days from this initial effective date of this registration.

In connection with his selling efforts in the offering, Mr. Kayani will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Hamid Kayani is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Hamid Kayani will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kayani is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kayani will continue to primarily perform substantial duties for us or on our behalf. Mr. Kayani has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or(iii).

1,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 500,000 shares of its common stock at the price of $0.10 per share. The Company will sell the securities in $100 increments.

                                       17

Sasani will receive all proceeds from the sale of the shares by the company. The price per share is $0.10. However, Sasani common stock may never be quoted on the OTCBB or listed on any exchange.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the

Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and

Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

   -  Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

   -  Contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of

      1934, as amended;

   -  Contains a brief, clear, narrative description of a dealer market,

      including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

   -  Contains a toll-free number for inquiries on disciplinary actions;

   -  Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

   -  Contains such other information and is in such form (including language,

      type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

   -  The bid and offer quotations for the penny stock;

   -  The compensation of the broker-dealer and its salesperson in the transaction;

   -  The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

                                       18

-  Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

The company's shares may be sold to purchasers from time to time directly by,

and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, at an offering price that is fixed at $0.01 per share.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration

Statement is effective.

Sasani will pay all expenses incidental to the registration of the shares

(including registration pursuant to the securities laws of certain states).

                               LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

Company Summary

Sasani is a development stage company and was incorporated in Delaware on  August 9, 2012. Sasani intends to introduce the finest elements of cinema in to the blockbuster movie experience. In doing so, we will create timeless works of art that will be appreciated by a wider audience. Raising the standards of originality and creativity in the motion picture industry, while serving as a model for our peers and future film makers is important to us.

We are an independent motion picture production and distribution company engaged in the development, acquisition, financing, production, and licensing of theatrical motion pictures for exhibition in domestic (i.e., the United States and Canada) and foreign theatrical markets, and for subsequent worldwide release in other forms of media, including home video and pay and free television.

Sasani plans to generate a loyal fan base through the production of high-quality films.  Additionally, they are looking to mitigate the high cost of film-making through the use of relatively unknown but talented actors, social media to create “buzz” and simplified yet elegant sets.  The Company hopes to show its films at various festivals (e.g- Cannes, Sundance) to get broader appeal and ultimately have the high quality of their films bring in waves of audience. There is a large void available for a platform to create, target, deliver and provide high quality independent films and Sasani believes that the market can be exploited relatively cheaply.

Plans for the company’s first film, “THE FACTORY have already been put into place.  The script has been written and the locations scouted.  All that remains is the financing.  The script is timeless and will appeal to a wide range of audiences in an effort to entertain and enlighten. Unlike the average movie of today, this film is magical as it speaks the unspoken and universal language of emotion. Every shot is designed to engage the audience with the intent to create memories long after the theater “experience.” Furthermore, beyond the excitement and the range of emotions that the film evokes there is also a real and relevant social message. THE FACTORY raises awareness about marginalized worldly issues that affect us all. The film causes us to reexamine the state of our society and to consider what we can do as individuals to make the world a better place while remembering that “There is no place like America.”

Over the next twelve (12) months, the Company has three primary phases: (i) Pre-production, (ii) production, and (iii) post-production revenues.

Phase I: Pre-Production

The Company will use the proceeds from this offering to select the personnel of “THE FACTORY.”   The script has been written and the locations scouted.  Mr, Kayani will act as Director and star of the film.  The first use of funds from the original raise will be used to identify the talent for the film. This will require interviews and screen tests.  This can be funded with the funds raised through this offering.

Afterwards, the Company will need to secure additional capital to fund the production of the film. The Company plans to raise this additional capital through another equity offering sometime later.

Phase II: Production

Once all of the pre- production logistics are completed, we will then go into production.  Actual costs of production for the film include the payment of actors, the contracting of cameramen and lighting, the purchase of wardrobe, make-up and props.  The cost will be dependent upon how much we raise in this and subsequent offerings. We believe we need a minimum of $200,000 to $250,000 to complete a fim that will be salable for production.  We estimate that production time will last approximately six months to one year.  There will be a team in the United States and another in Pakistan.  Besides Mr. Kayani, there will be no travel between the two countries and the film will be shot out of sequence. Mr. Kayani is a Pakistani native and is well known in cinematic circles there and has already arranged for actors and shots.

Phase III: Post-Production

Associated with any film enterprise, there are always expenses associated with editing, digital storage and optical.  We estimate these expenses will total approximately $250,000 but are also dependent upon the amount raised in the offering.

                                       20

Market Analysis Summary

According to the Motion Picture Association of America (MPAA), in 2011, the global box office reached $32.6 billion, an increase of 3% over 2010. This growth was due entirely to the international market, especially China, where growth increased 35%.  The MPAA also reports that in United States dollar terms, the foreign film market has increased 35% over the past five years.

We believe that the      rising demand for international films will continue    .

We plan to capitalize on this trend by putting forth films that will be popular not just in the United States but internationally.

The motion picture industry is highly competitive, with much of a film's success depending on the skill of its distribution strategy. As an independent producer, Sasani Films will negotiate with a distributor Studios like Fox, Sony, Paramount, Disney and Universal. This means that a film can be seen by large numbers of people at any given time. Sasani Films intends to secure a distribution deal with (for example, Warner Brothers who distributed ‘Slumdog millionaire’). The intention is to secure as many screens as possible in as many cities, with the greatest advertising campaign which will maximize public awareness of the film and ultimately lead the general public to the cinemas. Beyond traditional distribution channels THE FACTORY will utilized technology via internet ads and viral marketing such as social media networks and text messaging awareness campaigns.

Marketing Strategy

DOMESTIC DISTRIBUTION

The distribution of a motion picture involves the licensing of the picture in both the U.S. and Canada, and the foreign marketplace. A domestic distributor(s) will license the following rights: theatrical exhibition; non-theatrical, (e.g., airlines, hotels, cruises); home DVD (including Blu-Ray and now 3D Blu-Ray); cable (free and pay), pay-per-view; and DVD-on-demand and television (terrestrial and satellite). Additional ancillary markets include merchandising, e.g., games, toys, clothing, and music or soundtrack rights. It is commonly thought that about 40% of all revenue derived from the sale of a film comes from the domestic market, and the remaining 60% from foreign territories. This is a very sweeping average as some films have performed far better to an American audience than a foreign audience. THE FACTORY will connect with U.S. and the global market place thus increasing the reach of the film. Although the major studios have long-standing relationships with the large theatre chains and DVD stores, exhibitors and DVD companies will "book" the films that people desire to see. Public demand for a specific motion picture product may translate into profit for a film. Even if a film is not profitable in the domestic arena, often times, it may recoup its costs and earn a gross profit in the foreign market. The film may also profit or recoup costs over time via E-commerce vendors such as Amazon.com or iTunes or any such entity in domestic and foreign markets. In relation to this point, THE FACTORY will be an instant classic creating a buzz in the digital realm while gaining a cult following almost immediately after the release.

FOREIGN EXHIBITION

Much of the projected growth in the worldwide film business comes from the international markets. International distributor revenues may well climb over $10 billion in the next few years. Foreign distribution is very similar to domestic, except that fees are slightly higher than in the domestic arena. In fact, some films perform far better in the foreign marketplace than in domestic, depending on the type of film. For example, it is quite possible that a film will do extremely well in the UK, Australian and other English speaking markets because of its content. THE FACTORY is a film that transcends all markets thus making it a solid investment strategy, targeting overall profitability. Sasani has developed the following business strategy to address the mobile advertising market opportunity:

THE MARKET

According to the Motion Picture Association of America (MPAA), in 2011, the global box office reached $32.6 billion, an increase of 3% over 2010. This growth was due entirely to the international market, especially China, where growth increased 35%.  The MPAA also reports that in United States dollar terms, the foreign film market has increased 35% over the past five years.

We plan to capitalize on this trend by putting forth a film that will be popular not just in the United States but internationally.

The motion picture industry is highly competitive, with much of a film's success depending on the skill of its distribution strategy. As an independent producer, Sasani Films will negotiate with a distributor Studios like Fox, Sony, Paramount, Disney and Universal. This means that a film can be seen by large numbers of people at any given time. Sasani Films intends to secure a distribution deal with (for example, Warner Brothers who distributed ‘Slumdog Millionaire’). The intention is to secure as many screens as possible in as many cities, with the greatest advertising campaign which will maximize public awareness of the film and ultimately lead the general public to the cinemas. Beyond traditional distribution channels THE FACTORY will utilized technology via internet ads and viral marketing such as social media networks and text messaging awareness campaigns.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:

"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

WE ARE A DEVELOPMENT STAGE COMPANY ORGANIZED TO DEVELOP MOBILE ADVERTISING

SERVICES

We have not yet generated or realized any mobile advertising revenues from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our service to ecommerce customers.

Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to December 31, 2012, the company's business operations have primarily been focused on developing our feature length film productions and raising capital.

             LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS NO HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN

EVALUATION OF OUR PERFORMANCE. BIGCLIX, INC. WAS INCORPORATED IN THE STATE OF

DELAWARE ON AUGUST 9, 2012; WE ARE A DEVELOPMENT STAGE COMPANY THE COMPANY WILL

DESIGN, DEVELOP, AND MARKET MOBILE ADVERTISING PRODUCTS AND SERVICES. WE HAVE

NOT GENERATED ANY REVENUES FROM OUR OPERATIONS. WE CANNOT GUARANTEE WE WILL BE

SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS IS SUBJECT TO RISKS INHERENT

IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE, INCLUDING THE FINANCIAL RISKS

ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES CURRENTLY AVAILABLE TO US FOR THE

IMPLEMENTATION OF OUR BUSINESS STRATEGIES (SEE "RISK FACTORS"). TO BECOME

PROFITABLE AND COMPETITIVE, WE MUST DEVELOP THE BUSINESS AND MARKETING PLAN,

EXECUTE THE PLAN AND ESTABLISH SALES AND CO-DEVELOPMENT RELATIONSHIPS WITH

CUSTOMERS AND PARTNERS.

                                       25

PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the Company must raise capital in order to complete the Business and

Marketing Plan and to commence its execution. The Company anticipates that the business and marketing plan will be completed within two to three months after the offering is completed. After the business and marketing plan are completed,

the company plans on using consultants and contractors to commence the product development strategy. During the initial implementation of our development strategy, the Company intends to hire independent consultants, and contractors to develop, prototype, various components of product platform. The Company expects product development to last between six (6) and nine (9) months.

Since inception to December 31, 2012, Sasani has incurred a total of $2,361 of start-up costs. The Company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officers. The Company does not have any contractual arrangement with Mr. Hamid Kayani to fund the Company on an on-going basis for either operating capital or a loan. The CEO may elect to fund the Company as he did initially, however there are no assurances that he will in the future.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended December 31, 2012, Sasani films. issued 1,000,000 shares of common stock to our sole officer and director for cash proceeds of $1000 at $0.0001 per share.

We anticipate needing  $500,000 in order to execute our business plan over the next twelve (12) months, which includes completing the business plan (estimated at $250,000), completing the product platform and services including prototypes,

and identifying the necessary resources to implement our plan. We anticipate the work will require four part time resources for marketing, product design and technical work that will cost approximately $250,000 each. The balance of $250,000 for general working capital purposes, including accounting, legal, travel, and entertainment. However, the available cash is not sufficient to allow us to commence full execution of our business plan. Based on our success of raising additional capital over the next twelve (12) months, we anticipate employing various consultants and contractors to commence the development strategy for the product prototypes. Until the Business and Marketing plan are completed, we are not able to quantify with any certainty any planned capital expenditures including the hiring of consultants and contractors. The only planned capital expenditure is the public company costs. As of December 31, 2012, the Company has no firm commitments for any capital expenditures.

Our business expansion will require additional capital resources that may be funded through the issuance of common stock or debt. We anticipate that the

Company will seek this financing from individual investors.

Through December 31, 2012, we have incurred a total of $2,000 in professional fees for audit expenses and $361 in general and administrative expenses.

                                       26

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $1,000,000 in funding is obtained or until we have achieved $250,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the compensation arrangement with our sole officer, management believes that, while our auditors have expressed substantial doubt about our ability to continue as a going concern,

and assuming that we do not commence our anticipated operations until sufficient financial resources are available, we believe we will be able to meet our obligations for at least the next twelve months.

In the early stages of our company, we will need cash for completing the pre-production and production parts of THE FACTORY. We anticipate that during the first year in order to execute upon our business plan to any meaningful degree, we would need to spend a minimum of $250,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we will still need to seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail,

we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues.

The Company has entered into no contractual commitment agreements.

MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one

(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address      Age      Position(s)

----------------      ---      -----------

Hamid Kayani          57      , Principal Executive Officer, Principal Financial Officer,

                                  Principal Accounting Officer and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

                                       27

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit

Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an

"audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

   o  understands generally accepted accounting principles and financial statements,

   o  is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

   o  has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

   o  understands internal controls over financial reporting, and

   o  understands audit committee functions.

Our Board of Directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. While we would prefer our director be an audit committee financial expert, the individual who has been key to our development has professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors.

It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include

"independent" directors, nor are we required to establish or maintain an Audit

Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED

VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY

HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS,

CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.

Some of these measures have been adopted in response to legal requirements.

Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

We have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. When we expand our board membership in future periods to include additional independent directors, we will establish an audit and other committees of our board of directors. It is possible that if our

Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                      CODE OF BUSINESS CONDUCT AND ETHICS

We intend to adopt a code of ethics that applies to our officers, directors and employees, including, without limitation, our Chief Executive Officer and Principal Accounting Officer, but have not done so to date due to our relatively small size.

                                       29

BACKGROUND OF OFFICERS AND DIRECTORS

Mr. Hamid Kayani, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

Hamid Kayani is of rich cultural heritage. His family descends from the Sasanian rulers of the Persian Empire. Even so, in the 1940's his parents migrated from Iran to Pakistan and raised six children in all. His father was a sculptor who later became involved in the movie business as a producer and distributer at a time when the Pakistani film industry was in full bloom. His mother's work was complimentary as she committed to raising the children at home. After graduating from Dennis ( American high school, Rawalpindi Pakistan) in 1971, an institution for the most privileged, he decided to pursue a degree. His college career began immediately and in 1975 Kayani received a Bachelor of Arts (BA) from Universal College, an international establishment with a diverse student body, founded in the UK, Kayani’s education truly began during his childhood which paralleled a vibrant renaissance.

Faiz Ahmad Faiz was a Pakistani intellectual, poet, and one of the most famous poets of the Urdu language. Faiz was the first Asian poet to receive the Lenin Peace Prize, awarded by the Soviet Union in 1963. He was also nominated for the Nobel Prize shortly before his death in 1984.

Faiz Ahmad Faiz said that Kayani is a true artistic talent, full of vision and ambition. As a boy he trailed along in the shadows of his father and was exposed to the many faces of the entertainment business, he absorbed those experiences only to follow his wide eyed curiosity. He became an official member of the industry at age ten when worked as a child actor. Later he was the voice of Azad Kashmir Trerkhel radio station Rawalpindi Pakistan. He grew in to his acting career quite nicely as he starred in television sitcoms and played the leading man in many well known theatrical productions such as Love Changes the World, all held in the famous Liaquat Hall Rawalpindi Pakistan. By the time he starred in motion pictures he had gained a considerable amount of technical understanding and creative insight which he later used for films.

Kayani travelled the globe and eventually moved to New York, married and settled down in 1985. Armed with his ambition and encouraged by his success in Italy, Kayani curbed is acting and film making talents and made a full transition into the fashion industry. He started his clothing line, Kayani Uomo, in 1989. However, he was always reminded of his true passion for story telling via cinema.

One afternoon in the fall of 2009 a gentleman walked into Kayani’s outfit in search of a new look. Kayani greeted him with a warm welcome and soon after the man began to share his story. That story immediately inspired Kayani to return to his true passion and write a script. Coming full circle, we find his latest project, THE FACTORY.

CONFLICTS OF INTEREST

We do not foresee a direct conflict of interest with our sole officer and director, there is a possibility that a conflict could arise between the company,and him.

                             EXECUTIVE COMPENSATION

Hamid Kayani will not be taking any compensation until the Company has raised $1,000,000 or has film or royalty revenues in excess of $250,000.

SUMMARY OF COMPENSATION

We did not pay any salaries in 2012. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans,

retirement, pension, or profit sharing plans for the benefit of any officer or director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the fiscal period ending December 31, 2012.

                                       30

NON-

                                                                     NON-EQUITY    QUALIFIED

                                                                     INCENTIVE     DEFERRED

                                                 STOCK     OPTION       PLAN      COMPENSATION   ALL OTHER

NAME &                   FISCAL  SALARY  BONUS  AWARD(S)  AWARD(S)  COMPENSATION    EARNINGS    COMPENSATION  TOTAL

PRINCIPAL POSITION        YEAR     ($)    ($)     ($)        ($)        ($)           ($)            ($)       ($)

-----------------------  ------  ------  -----  --------  --------  ------------  ------------  ------------  -----

Hamid Kayani              2012      0      -        -         -          -             -              -         0

Chief Executive Officer

NUMBER OF     PERCENTAGE

TITLE OF CLASS           NAME                        SHARES OWNED   OF SHARES(1)

----------------------   -----------------           ------------   ------------

Shares Of Common Stock   Hamid Kayani (2)             5,000,000        100%

__________________

(1) Based on 1,000,000 shares outstanding as of December 31, 2012.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Kayani is the only "parent" and "promoter" of the company.

We have no employment agreements with our sole Executive Officer and Director.

We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

Mr. Kayani the sole member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Sasani has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the Company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding,

including a lawsuit, because of their position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify him or his against all expenses incurred,

including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the

Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                                       31

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                       NUMBER OF     PERCENTAGE

TITLE OF CLASS           NAME                        SHARES OWNED   OF SHARES(1)

----------------------   -----------------           ------------   ------------

Shares of Common Stock   Hamid Kayani (2)             1,000,000        100%

153 West 27th Street, Suite 507 ,NYC, NY 10001

(1) Based on 1,000,000 shares outstanding as of December 31, 2012.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, Mr.

Sasani is the only "parent" and "promoter" of the company.

For the period ended December 31, 2012, a total of 1,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale,

commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers'

transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 500,000 of its common shares, in addition to the 1,000,000 shares currently issued and outstanding. The price per share is

$0.10  (please see "Plan of Distribution" below).

The 1,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended December 31, 2012. We issued a total of 1,000,000 common shares for consideration of $.0001, which was accounted for as a purchase of common stock.

                           DESCRIPTION OF SECURITIES

In the event the company receives payment for the sale of their shares, Sasani will receive all of the proceeds from such sales. Sasani is bearing all expenses in connection with the registration of the shares of the Company.

                                       32

COMMON STOCK

The authorized common stock is five hundred million (500,000,000) shares of no par value stock

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights,

which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, and assuming all 500,000 shares being offered are sold, present stockholders will own approximately 80% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings,

if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                   REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the

Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F

Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The

SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However,

within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Sasani will act as its own transfer agent.

                                       33

STOCK OPTION PLAN

The Board of Directors of Sasani has not adopted a stock option plan ("Stock

Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the

"Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Sasani may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                 LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by a duly authorized attorney and will be included in our next filing.

                                    EXPERTS

Our financial statements have been audited for the stub period commencing August 9, 2012 and ending December 31, 2012 by a duly authorized accounting firm to be included in the next filing of this prospectus. Their report will be given upon their authority as experts in accounting and auditing.

Sasani Films Corp.

(A Development Stage Company)

December 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Sasani Films Corp.

 (A Development Stage Company)

New York, New York

We have audited the accompanying balance sheet of Sasani Films Corp., a development stage company, (the “Company”) as of December 31, 2012, and the related statements of operations, stockholder’s equity (deficit) and cash flows for the period from August 9, 2012 (inception) through December 31, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012, and the related statements of operations, stockholder’s equity (deficit) and cash flows for the period from August 9, 2012 (inception) through December 31, 2012  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage at December 31, 2012 and a net loss and net cash used in operating activities for the fiscal year then ended, with no revenues earned since inception.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC

Li and Company, PC

Skillman, New Jersey

January 24, 2013

Sasani Films Corp.
(A Development Stage Company)
Balance Sheet

December 31, 2012

Assets
Current assets
Cash	$100

Total current assets	100

Total assets	$100

Liabilities and stockholder's deficit
Current liabilities:
Accounts payable and accrued liabilities	$2,000
Advances from stockholder	361

Total current liabilities	2,361

Total Liabilities	2,361

Stockholder's deficit

Common stock: $0.0001 par value: 500,000,000 shares authorized;
1,000,000 shares issued and outstanding	100
Deficit accumulated during the development stage	(2,361)

Total stockholder's deficit	(2,261)

Total liabilities and stockholder's deficit	$100

See accompanying notes to the financial statements.
F-3

Sasani Films Corp.
(A Development Stage Company)
Statement of Operations

For the Period from
August 9, 2012
(inception) through
December 31, 2012

Revenues	$-

Operating expenses
Professional fees	2,000
General and administrative expenses	361

Total operating expenses	2,361

Loss before income tax provision	(2,361)

Income tax provision	-

Net loss	$(2,361)

Net loss per common share:
- Basic and diluted	$(0.00)

Weighted average common shares outstanding
- basic and diluted	1,000,000

See accompanying notes to the financial statements.
F-4

Sasani Films Corp.
(A Development Stage Company)
Statement of Stockholder's Equity (Deficit)
For the Period from April 9, 2012 (Inception) through December 31, 2012

				Deficit
	Common Stock, $0.0001 Par Value		Additional	Accumulated	Total
	Number of		Paid-in	during the	Stockholder's
	Shares	Amount	Capital	Development Stage	Equity (Deficit)

Balance, April 9, 2012 (inception)	1,000,000	$100	$-	$-	$100

Net loss				(2,361)	(2,361)

Balance, December 31, 2012	1,000,000	$100	$-	$(2,361)	$(2,261)

See accompanying notes to the financial statements.
F-5

Sasani Films Corp.
(A Development Stage Company)
Statement of Cash Flows

August 9, 2012
(inception) through
December 31, 2012

Cash flows from operating activities:
Net loss	$(2,361)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	2,000

Net cash used in operating activities	(361)

Cash flows from financing activities:
Proceeds from shareholder advances	361
Proceeds from sale of common stock	100

Net cash provided by financing activities	461

Net change in cash	100

Cash, beginning of period	-

Cash, end of period	$100

Supplemental disclosure of cash flows information:
Interest paid	$-
Income tax paid	$-

See accompanying notes to the financial statements.
F-6

Sasani Films Corp.

 (A Development Stage Company)

December 31, 2012

Notes to the Financial Statements

Note 1 - Organization and Operations

Sasani Films Corp., a development stage company, (the “Company”) was incorporated on August 9, 2012 under the laws of the State of Delaware. The Company plans to be an independent producer of low-cost high-quality cinematic offerings that appeal to a wide variety of audiences.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; income tax rate, income tax provision, deferred tax assets and the valuation allowance of deferred tax assets, and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts   of the Company’s financial assets and liabilities, such as cash, and accrued expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Fiscal Year-End

The Company elected   December 31 as its fiscal year end date.

Cash Equivalents

The Company considers all highly   liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows   paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities   are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination   of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25  for the period from August 9, 2012 (inception) through December 31, 2012.

Net Income (Loss) per Common Share

Net income (loss)   per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive common shares outstanding for the period from August 9, 2012 (inception) through December 31, 2012.

Cash Flows Reporting

The Company adopted paragraph   230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will   evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other:  Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011.  Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012.  Earlier implementation is permitted.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at December 31, 2012, a net loss and net cash used in operating activities for the period then ended, respectively, with no revenues earned during the period. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholder’s Deficit

Shares Authorized

Upon formation the total number of shares of common stock which the Company is authorized to issue is Five Hundred Million (500,000,000) shares, par value $0.0001 per share.

Common Stock

Upon formation, the Company sold 1,000,000 common shares to its sole officer and director for $100.

Note 5 – Related Party Transactions

Advances from Shareholder

From time to time, the shareholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

For the period from August 9, 2012 (inception) through December 31, 2012, the stockholder of the Company advanced $361 to the Company for working capital purposes.

Note 6 – Income Tax Provision

Deferred Tax Assets

At December 31, 2012, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $2,361 that may be offset against future taxable income through 2032.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $803 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance increased approximately $803 for the period from August 9, 2012 (inception) through December 31, 2012.

Components of deferred tax assets at September 30, 2011 are as follows:

December 31, 2012

Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$803

Less valuation allowance	(803)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from August 9, 2012 (inception) through December 31, 2012

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)%

Effective income tax rate	0.0%

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that no reportable subsequent events had to be disclosed.

                                       34

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and Printing ..   $ 1,000 *

                  Accounting Fees ..............   $    2,000

                  Legal ........................   $        500

                                                   -------

                       TOTAL ...................   $ 50,000

                                                   -------

                  * estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law, or DGCL, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the proceedings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article Tenth of the Registrant’s Certificate of Incorporation, as amended, provides that the Registrant’s directors shall not be personally liable to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

The Registrant’s By-laws provide that the Registrant shall indemnify any person who is or was a director or officer of the Registrant to the fullest extent permitted by Delaware law. The indemnification provisions contained in the Registrant’s By-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of the indemnification provisions of the Registrant’s By-laws will not adversely affect any right or protection thereunder of any indemnitee in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

The Registrant has also entered into indemnification agreements with each of its directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. The Registrant may also enter into similar agreements with certain of its officers who are not also directors. The effect of these provisions is to permit indemnification by the Registrant for liabilities arising under the Securities Act. The Registrant also maintains directors’ and officers’ liability insurance.

                                      II-1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

Sasani Films Corp. is authorized to issue up to 500,000,000 shares of common stock with a par value of $0.0001. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the

Securities Act of 1933 by reason of Section 4 (2) of that Act.

Sasani Films Corp. is not listed for trading on any securities exchange in the

United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, Sasani Films Corp. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended December 31, 2012, Sasani Films Corp. issued 1,000,000 shares of common stock to the sole officer and director for cash proceeds of $100

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this registration statement,

pursuant to Item 601 of Regulation K. All exhibits marked with an asterik (*) have been previously filed.

EXHIBIT NO.   DOCUMENT DESCRIPTION

-----------   --------------------

3.1           Articles of Incorporation of Sasani Films Corp.*

3.2           Bylaws of Sasani Films Corp.*

4.1           Specimen Stock Certificate of Sasani Films Corp.*

23.1          Consent of Accountants.

99.1          Subscription Documents and Procedure of Sasani Films Corp.*

________________

                                      II-2

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1 Articles of Incorporation of Sasani Films Corp.

EXHIBIT 3.2 Bylaws of Sasani Films Corp.

EXHIBIT 4.1 Specimen Stock Certificate of Sasani Films Corp.

EXHIBIT 5.1 Opinion of Counsel.

EXHIBIT 23.1 Consent of Accountants

EXHIBIT 23.2 Consent of Counsel.

EXHIBIT 99.1 Subscription Documents and Procedure of Sasani Films Corp.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i.    To include any prospectus required by Section 10(a)(3) of the

            Securities Act of 1933;

      ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing,

            any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.    That, for the purpose of determining any liability under the Securities

      Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                                      II-3

4.    That, for the purpose of determining liability under the Securities Act of

      1933 to any purchaser:

      i.    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule

            430B or other than prospectuses filed in reliance on Rule 430A,

            shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

            Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the

      Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to

            Rule 424;

      ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of

1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is,

therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-4

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the

Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of New York on January 24, 2013.

Sasani Films Corp.

/s/ Hamid Kayani

----------------

Hamid Kayani

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

                                      II-5

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sasani Films Corp.

We consent to the inclusion in this Registration Statement on Form S-1 filed with the SEC (the “Registration Statement”), of our report dated January 24, 2013, relating to the balance sheet of Sasani Films Corp. as of December 31, 2012, and the related statements of operations, equity (deficit) and cash flows for the period from August 9, 2012 (inception) through December 31, 2012 appearing in the Prospectus, which is a part of such Registration Statement.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

January 24, 2013